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OFFERS TO PURCHASE FOR CASH

all of the outstanding Class A Restricted Voting Shares, Class B Non-Voting
Shares, Warrants 2005 and Warrants 2008

of

MICROCELL TELECOMMUNICATIONS INC.

on the basis of

Cdn.$35.00 per Class A Restricted Voting Share	Cdn.$15.79 per Warrant 2005
Cdn.$35.00 per Class B Non-Voting Share	Cdn.$15.01 per Warrant 2008

by
ROGERS WIRELESS INC.
a wholly-owned subsidiary of Rogers Wireless Communications Inc.

THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON NOVEMBER 5, 2004 (THE "EXPIRY TIME"),
UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN.

September 30, 2004

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We have been engaged by Rogers Wireless Inc., a company governed by the laws of Canada (the "Offeror"), in connection with the Offeror's offers (collectively, the "Offers") to purchase all of the issued and outstanding class A restricted voting shares (the "Class A Shares"), class B non-voting shares (the "Class B Shares" and, collectively with the Class A Shares, together with the associated Rights, the "Shares," including Shares issuable upon the exercise of outstanding options, warrants or other conversion or exchange rights), Warrants 2005 (the "Warrants 2005") and Warrants 2008 (the "Warrants 2008" and, collectively with the Warrants 2005, the "Warrants," and together with the Shares, the "Securities"), of Microcell Telecommunications Inc. (the "Company") at a purchase price of Cdn.$35.00 per Class A Share, Cdn.$35.00 per Class B Share, Cdn.$15.79 per Warrant 2005 and Cdn.$15.01 per Warrant 2008, in each case, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offers to Purchase and Circular, dated September 30, 2004, and the related Letter of Acceptance and Transmittal (which, together with any amendments or supplements thereto, collectively, constitute the "Offering Materials") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Securities in your name or in the name of your nominee.

        Capitalized terms used but not defined in this letter have the meanings set forth in the Offering Materials.

        The Class A Offer is subject to certain conditions, including, without limitation, there being validly deposited and not withdrawn, at the Expiry Time, (1) such number of Class A Shares under the Class A Offer which represents at least 66 2/3% of the Class A Shares outstanding; (2) such number of Class B Shares under the Class B Offer which represents at least 66 2/3% of the Class B Shares on a partially-diluted basis (as defined in the Offering Materials); and (3) such number of Securities under the Offers which represents at least 66 2/3% of the Shares on a fully-diluted basis (as defined in the Offering Materials).

        Each of the Class B Offer and the Warrant Offers are subject to the condition that, at the Expiry Time, Class A Shares have previously been purchased pursuant to the Class A Offer or are then being purchased pursuant to the Class A Offer. Each of the conditions of the Class A Offer, Class B Offer, and Warrant Offers is set forth in Section 4 of the Offers to Purchase, "Conditions of the Offers". Subject to applicable law, the Offeror reserves the right to withdraw any or all of the Offers and not take up and pay for any Securities deposited under such Offer(s) unless each of the conditions to such Offer(s) is satisfied or waived by the Offeror prior to the Expiry Time.

        Enclosed herewith for your information and for forwarding to your clients are copies of the following materials:

1.
Offers to Purchase and Circular, dated September 30, 2004, accompanied by a letter to Securityholders of the Company from the Chief Executive Officer of the Offeror and the Directors' Circular of the Company's board of directors, which is included in the Tender Offer Solicitation/Recommendation Statement of the Company;

2.
Letters of Acceptance and Transmittal to be used by Securityholders accepting the Offers and depositing the Shares and Warrants (which for Shares are printed on blue paper and for Warrants are printed on orange paper), or a facsimile thereof may be used;

3.
Notices of Guaranteed Delivery to be used by Securityholders accepting the Offers if Securities certificates are not immediately available or if such certificates and all other required documents cannot be delivered to the Depositary or if the procedures for book-entry transfer cannot be completed on a timely basis (which for Shares are printed on green paper and for Warrants are printed on yellow paper), or a facsimile thereof may be used;

4.
A printed form of letter that may be sent to your clients for whose accounts you hold Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offers;

5.
For U.S. holders, Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6.
A return envelope addressed to the Depositary.

        In order to take advantage of the Offers, (i) a duly executed and properly completed Letter of Acceptance and Transmittal and any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Securities, and any other required documents should be sent to the Depositary and (ii) certificates representing the deposited Securities should be delivered to the Depositary, or such Securities should be deposited by book-entry delivery into the Depositary's account maintained at The Depository Trust Company, no later than the Expiry Time all in accordance with the instructions set forth in the Offering Materials. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY THE OFFEROR FOR THE SECURITIES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

        If Securityholders wish to deposit Securities, but it is impracticable for them to forward their certificates or other required documents to the Depositary no later than the Expiry Time or to comply with the book-entry transfer procedures on a timely basis, a deposit may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offers to Purchase, "Manner of Acceptance — Procedure for Guaranteed Delivery".

        The Offeror will not pay any fees or commissions to any broker or dealer or other Person (other than the Dealer Managers, the Soliciting Dealers, the Information Agent and the Depositary) for soliciting deposits of Securities pursuant to the Offers. The Offeror, however, upon request, will reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers.

        The Offeror will pay or cause to be paid all stock transfer taxes applicable to its purchase of Securities pursuant to the Offers, except as otherwise provided in the Letters of Acceptance and Transmittal.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. (TORONTO TIME) ON NOVEMBER 5, 2004, UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN.

        Questions, requests for assistance and requests for additional copies of the enclosed materials may be directed to the Dealer Managers, the Depositary or the Information Agent at their respective offices shown on the last page of the Offers to Purchase and Circular. Additional copies of the enclosed materials will be provided without charge upon request.

Very truly yours,

TD SECURITIES INC.	TD SECURITIES (U.S.A.) INC.
Canadian Dealer Manager	United States Dealer Manager

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED MATERIALS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OFFEROR, THE DEALER MANAGERS, ANY MEMBER OF THE SOLICITING DEALER GROUP, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY MATERIALS OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFERS OTHER THAN THE MATERIALS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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OFFERS TO PURCHASE FOR CASH all of the outstanding Class A Restricted Voting Shares, Class B Non-Voting Shares, Warrants 2005 and Warrants 2008 of MICROCELL TELECOMMUNICATIONS INC. on the basis of